CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Travel Hunt Holdings, Inc. (the “Company”) on Form 10-KSB for the year ending July 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nancy Reynolds, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.      Such Annual Report on Form 10-KSB for the year ending July 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in such Yearly Report on Form 10-KSB for the year ending July 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Travel Hunt Holdings, Inc.

Dated: October 3, 2006

TRAVEL HUNT HOLDINGS, INC.

By:	/s/ Nancy Reynolds

Nancy Reynolds

Chief Executive Officer and

Chief Financial Office